Exhibit 99.2

CREATIVE COMPUTER APPLICATIONS, INC.

Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

By

Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Anahita Villafane, Controller and Chief Accounting Officer of Creative Computer Applications, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(3)                                  the Quarterly Report on From 10-QSB of the Company for the quarterly period ended May 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) ); and

(4)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Dated: July 14, 2003	/s/ Anahita Villafane
Anahita Villafane
Controller and Chief Accounting Officer